UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 24, 2009 (February 24, 2009)

Centex Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-6776	75-0778259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2728 N. Harwood Street, Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant's telephone number including area code:  (214) 981-5000

Not Applicable
(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03.    Material Modifications to Rights of Security Holders.

Effective February 24, 2009, the Executive Committee of the Board of Directors (the “Board”) of Centex Corporation, a Nevada corporation (the “Company”), declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.25 per share, of the Company (“Common Stock”).  The dividend is payable on March 6, 2009 to the stockholders of record as of the close of business on  March 6, 2009.  The specific terms of the Rights are contained in the Rights Agreement, dated as of February 24, 2009, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Plan”).

The Board adopted the Rights Plan in an effort to protect stockholder value by attempting to protect against the possible limitation on our ability to use net operating loss carry-overs, capital loss carry-overs, general business credit carry-overs, alternative minimum tax credit carry-overs and foreign tax credit carry-overs, as well as any “net unrealized built-in losses” within the meaning of Section 382 of the Internal Revenue Code, of the Company (collectively, “Tax Benefits”) to reduce potential future federal and state income tax obligations.  We have experienced and continue to experience substantial operating losses, and under the Internal Revenue Code and rules adopted by the Internal Revenue Service, and certain states, the Company may “carryforward” these losses in certain circumstances to offset any current and future earnings and thus reduce the Company's federal and state income tax liability.  To the extent that the Tax Benefits do not otherwise become limited, we believe that the Company will be able to carry forward a significant amount of the Tax Benefits and therefore these Tax Benefits could be a substantial asset to the Company.  However, if we experience an “Ownership Change,” as defined in Section 382 of the Internal Revenue Code, the Company's ability to use the Tax Benefits will be substantially limited or delayed, which could therefore significantly impair the value of that asset.

The Rights Plan is intended to act as a deterrent to any person or group acquiring 4.9% or more of our outstanding Common Stock (an “Acquiring Person”) without the approval of the Board.  Stockholders who own 4.9% or more of the Company's outstanding Common Stock as of the close of business on February 24, 2009 will not trigger the Rights Plan so long as they do not (i) acquire additional shares of Common Stock representing (a) one-half of one percent (0.5%) or more of the shares of Common Stock then outstanding (if they have continuously owned 5.0% or more since February 24, 2009) or (b) such number of additional shares of Common Stock as long as the aggregate shares owned by such stockholder is less than 5.0% (if they have not continuously owned 5.0% or more) or (ii) fall under 4.9% ownership of Common Stock and then re-acquire shares that in the aggregate equal 4.9% or more of the Common Stock.  A 4.9% limit has been included in the Rights Plan because the tests for an “Ownership Change” under Section 382 are measured in part by changes in the ownership by stockholders owning 5% or more of our Common Stock.  The Rights Plan does not exempt any future acquisitions of Common Stock by Acquiring Persons.  The Board may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Rights Plan if it determines the acquisition by such person or group will not jeopardize tax benefits or is otherwise in the Company’s best interests.

Following is a summary of the Rights Plan.  The following summary is qualified in its entirety by the full text of the Rights Plan, which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

The Rights.  The Rights will initially trade with, and will be inseparable from, the Common Stock.  The Rights will be evidenced only by certificates that represent shares of Common Stock.  New Rights will accompany any new shares of Common Stock we issue after March 6, 2009 until the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from the Company one one-thousandth of a share of Junior Participating Preferred Stock, Series D (“Preferred Share”) for $50 (the “Exercise Price”), once the Rights become exercisable.  This portion of a Preferred Share will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until 10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 4.9% or more of the outstanding Common Stock or, if already the beneficial owner of at least 4.9% of the outstanding

Common Stock, by acquiring additional shares of Common Stock representing (a) one-half of one percent (0.5%) or more of the shares of Common Stock then outstanding (if they have continuously owned 5.0% or more since the date of the Rights Plan) or (b) such number of additional shares of Common Stock so that the aggregate shares owned by such stockholder is equal to or greater than 5.0% (otherwise).

The date when the Rights become exercisable is the “Distribution Date.”  Until that date, the Common Stock certificates will also evidence the Rights and any transfer of shares of Common Stock will constitute a transfer of Rights.  After that date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of Common Stock.  Any Rights held by an Acquiring Person are null and void and may not be exercised.

Consequences of a Distribution.

If a person or group becomes an Acquiring Person which triggers a Distribution, all holders of Rights except the Acquiring Person may, for the payment of $50, purchase shares of Common Stock with a market value of $100, based on the market price of the Common Stock as of the acquisition that resulted in such person or group becoming an Acquiring Person.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

•	will not be redeemable

•	will entitle holders to an amount equal to the dividend paid on one share of Common Stock (if any)

•	will entitle holders upon liquidation to receive an amount equal to the payment made on one share of Common Stock

•	will have the same voting power as one share of Common Stock

•
will entitle holders to a per share payment equal to the payment made on one share of Common Stock, if shares of Common Stock are exchanged via merger, consolidation, conversion, share exchange, or a similar transaction.

The value of one one-thousandth interest in a Preferred Share should approximate the value of one share of Common Stock.

Expiration.  The Rights and the Rights Plan will expire on the earliest of (i) February 24, 2019, (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement, (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement, (iv) the repeal of Section 382 of the Code or a successor statute if the Board determines that the Rights Agreement is no longer necessary for the preservation of Tax Benefits, (v) the beginning of the taxable year of the Company to which the Board determines that no Tax Benefits may be carried forward, and (vi) February 24, 2010, if stockholder approval has not been obtained for the Rights Agreement prior to such date.

Redemption.  The Board may redeem the Rights for $.01 per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.01 per Right.  The redemption price will be adjusted if we have a stock split or stock dividends of Common Stock.

Exchange.  After the Distribution Date, but before an Acquiring Person owns 50% or more of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or Common Stock.  No adjustments to the Exercise Price of less than 1% will be made.

Annual Review.  A committee of independent directors of the Company will review and evaluate the Rights Agreement at least annually in order to consider whether the maintenance of the Rights Agreement continues to be in the best interests of the Company and its stockholders.  Following each such review, the committee shall communicate its conclusions to the full Board, including any recommendation in light thereof as to whether the Rights Agreement should be modified or the Rights should be redeemed.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights.  After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person).

Item 9.01.     Financial Statements and Exhibits.

(d)  Exhibits.    The following exhibits are filed with this report.

Exhibit Number	Description	Filed herewith or incorporated by reference

4.1
Rights Agreement, dated as of February 24, 2009, between Centex Corporation and Mellon Investor Services LLC, as Rights Agent, which includes the Form of Certificate of Designation as Exhibit A, Form of Right Certificate as Exhibit B and the Summary of Rights as Exhibit C
Filed herewith

99.1	Press Release dated February 24, 2009	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTEX CORPORATION

By:	/s/ Brian J. Woram
	Name:	Brian J. Woram
	Title:	Senior Vice President and Chief Legal Officer
Date:  February 24, 2009

EXHIBIT INDEX

Exhibit Number	Description

4.1	Rights Agreement, dated as of February 24, 2009, between Centex Corporation and Mellon Investor Services LLC, as Rights Agent

99.1	Press Release dated February 24, 2009